                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                       AMENDMENT NO. 1 TO CURRENT REPORT


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                   May 3, 1996




                             Wang Laboratories, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)



              1-5677                                      04-2192707
      ------------------------                ---------------------------------
      (Commission File Number)                (IRS Employer Identification No.)



      600 Technology Park Drive, Billerica, Massachusetts       01821
     --------------------------------------------------------------------
      (Address of principal executive offices)                (Zip Code)



        Registrant's telephone number, including area code (508) 967-5000
                                                           --------------

         The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K dated May 3, 1996 to read in its entirety as follows:


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

          (a)  Financial Statements of Business Acquired
               -----------------------------------------

               Report of Independent Accountants

               Dataserv, Inc. (a wholly owned subsidiary of BBS Holdings, Inc.) Consolidated Balance Sheets as of December 31, 1995 and 1994

               Dataserv, Inc. (a wholly owned subsidiary of BBS Holdings, Inc.) Consolidated Statements of Operations for the years ended December 31, 1995 and 1994

               Dataserv, Inc. (a wholly owned subsidiary of BBS Holdings, Inc.) Consolidated Statements of Stockholder's Equity for the years ended December 31, 1995 and 1994

               Dataserv, Inc. (a wholly owned subsidiary of BBS Holdings, Inc.) Consolidated Statements of Cash Flows for the years ended December 31, 1995 and 1994

               Dataserv, Inc. (a wholly owned subsidiary of BBS Holdings, Inc.) Notes to Consolidated Financial Statements

          (b)  Pro Forma Financial Information
               -------------------------------

               Pro Forma Combined Condensed Balance Sheet as of December 31,
               1995

               Pro Forma Combined Condensed Statements of Operations for the six months ended December 31, 1995 and the year ended June 30, 1995

               Notes to Combined Condensed Financial Statements

          (c)  Exhibits
               --------

               Item No.    Description
               -------     -----------

                *2. Asset and Stock Purchase Agreement Among Wang Laboratories, Inc., Dataserv, Inc. and Dataserv Computer Maintenance, Inc. dated as of April 9, 1996

                 23.       Consent of Coopers & Lybrand LLP


- -----------------------------

*Previously filed

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         WANG LABORATORIES, INC.



Dated:  July 2, 1996                     By: /s/ Gregory C. Thompson
                                             -----------------------
                                            Gregory C. Thompson
                                            Vice President and
                                             Corporate Controller

                                 DATASERV, INC.
               (A WHOLLY OWNED SUBSIDIARY OF BBS HOLDINGS, INC.)

             REPORT ON AUDITS OF CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholder of Dataserv, Inc.:

We have audited the accompanying consolidated balance sheets of Dataserv, Inc., a wholly owned subsidiary of BBS Holdings, Inc., as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dataserv, Inc. as of December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                /s/ Coopers & Lybrand L.L.P.


Minneapolis, Minnesota
January 31, 1996

DATASERV, INC.
(A WHOLLY OWNED SUBSIDIARY OF BBS HOLDINGS, INC.)
CONSOLIDATED BALANCE SHEETS
as of December 31, 1995 and 1994
(dollars in thousands, except par value per share)


                                          ASSETS                                   1995       1994
Current assets:
  Cash                                                                           $ 1,116    $     --
  Accounts receivable, net                                                         9,113      15,582
  Inventories                                                                     10,057      12,334
  Deferred income taxes                                                            4,788       8,032
  Other current assets                                                             1,983       1,042
                                                                                 -------    --------

    Total current assets                                                          27,057      36,990
                                                                                 -------    --------
Property and equipment, net                                                       33,925      32,403
  Other noncurrent assets, net                                                        30         122
                                                                                 -------    --------

    Total assets                                                                 $61,012    $ 69,515
                                                                                 =======    ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable                                                               $ 2,221    $  4,743
  Accrued expenses                                                                 7,562       7,704
  Amounts due to parent, net                                                      15,512      16,678
  Deferred revenue                                                                   457       1,013
  Net assets and liabilities of discontinued operations                               --       8,559
                                                                                 -------    --------

    Total current liabilities                                                     25,752      38,697
                                                                                 -------    --------

Deferred compensation                                                              1,099       1,008
Deferred income taxes                                                              3,159       1,593

Commitments and contingent liabilities (Note 7)

Stockholder's equity:
  Common stock, $.05 par value, 42,500,000 shares authorized, 33,325,000
      shares issued and outstanding at December 31, 1995 and 1994                  1,666       1,666
  Additional paid-in capital                                                      26,551      26,551
  Retained earnings                                                                2,785          --
                                                                                 -------    --------
    Total stockholder's equity                                                    31,002      28,217
                                                                                 -------    --------

    Total liabilities and stockholder's equity                                   $61,012    $ 69,515
                                                                                 =======    ========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

DATASERV, INC.
(A WHOLLY OWNED SUBSIDIARY OF BBS HOLDINGS, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ended December 31, 1995 and 1994
(dollars in thousands)

                                                                                   1995         1994
Revenues:
  Maintenance                                                                   $ 124,978     $ 124,229
  Parts sales                                                                       4,206        11,545
                                                                                ---------     ---------

    Total revenues                                                                129,184       135,774
                                                                                ---------     ---------

Cost of sales and service:
  Maintenance                                                                      89,586        92,732
  Parts sales                                                                       3,963         9,657
                                                                                ---------     ---------

    Total cost of sales and service                                                93,549       102,389
                                                                                ---------     ---------

Gross margin                                                                       35,635        33,385

Selling, general and administrative expenses                                       28,067        23,468
Interest expense, net                                                                 968           591
                                                                                ---------     ---------

    Income from continuing operations before income taxes                           6,600         9,326

Provision for income taxes                                                          2,838         3,893
                                                                                ---------     ---------

    Income from continuing operations                                               3,762         5,433

Discontinued operations:
  Adjustment related to the disposal of Retail Application
      Division (net of income tax expense of $3,192)                                3,861            --
                                                                                ---------     ---------

    Net income                                                                  $   7,623     $   5,433
                                                                                =========     =========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

DATASERV, INC.
(A WHOLLY OWNED SUBSIDIARY OF BBS HOLDINGS, INC.)
CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY for the years ended December 31, 1995 and 1994
(dollars in thousands)


                                                    Additional    Retained
                                         Common      Paid-In      Earnings
                                          Stock      Capital      (Deficit)

Balance at December 31, 1993             $ 1,666    $ 28,960      $(3,815)

Net income                                    --          --        5,433

Dividends to parent                           --      (2,409)      (1,618)
                                         -------    --------      -------

Balance at December 31, 1994               1,666      26,551           --

Net income                                    --          --        7,623

Dividends to parent                           --          --       (4,838)
                                         -------    --------      -------

Balance at December 31, 1995             $ 1,666    $ 26,551      $ 2,785
                                         =======    ========      =======

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

DATASERV, INC.
(A WHOLLY OWNED SUBSIDIARY OF BBS HOLDINGS, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended December 31, 1995 and 1994
(dollars in thousands)


                                                                                    1995       1994
Cash flows from operating activities:
  Net income                                                                      $  7,623   $  5,433
  Income from discontinued operations                                               (3,861)        --
                                                                                  --------   --------

    Income from continuing operations                                                3,762      5,433

    Adjustments to reconcile net income from continuing operations to net cash provided by continuing operating activities:
      Depreciation and amortization                                                  9,281      8,209
      Provision for losses on accounts receivable                                       26         64
      Provision for inventory writedowns                                             1,930      1,142
      Provision for deferred income taxes                                              714        371
      Changes in assets and liabilities:
         Accounts receivable                                                         6,443     (5,536)
         Inventories                                                                   347     (1,312)
         Other current assets                                                         (441)      (228)
         Accounts payable                                                             (934)     2,057
         Accrued expenses                                                             (142)    (3,303)
         Deferred revenue                                                             (556)        24
         Deferred compensation                                                          91        129
                                                                                  --------   --------

      Net cash provided by continuing operating activities                          20,521      7,050

      Net cash provided (used) by discontinued operations                             (771)     2,129
                                                                                  --------   --------

      Net cash provided by operating activities                                     19,750      9,179
                                                                                  --------   --------

Cash flows used in investing activities:
  Additions to property and equipment                                              (10,711)   (13,603)
  Additions to other noncurrent assets                                                  --         91
                                                                                  --------   --------

      Net cash used in investing activities                                        (10,711)   (13,512)

Cash flows provided (used) by financing activities:
  Net borrowings of amounts due to parent                                           (1,497)     8,525
  Payment of dividends                                                              (4,838)    (4,027)
  Change in cash overdraft                                                          (1,588)      (165)
                                                                                  --------   --------

      Net cash provided (used) by financing activities                              (7,923)     4,333

Net increase in cash                                                                 1,116         --

Cash at beginning of year                                                               --         --
                                                                                  --------   --------

Cash at end of year                                                               $  1,116         --
                                                                                  ========   ========

Supplemental cash flow information:
  Interest paid                                                                   $    962   $    508
  Income taxes paid                                                               $  2,219   $  4,834


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

DATASERV, INC.
(A WHOLLY OWNED SUBSIDIARY OF BBS HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)


1.   BASIS OF PRESENTATION:

     Dataserv, Inc. (the Company) is a wholly-owned subsidiary of BBS Holdings, Inc. (the Parent), which is ultimately a subsidiary of BellSouth Corporation (BellSouth). The Company's primary business is the maintenance and repair of computer equipment and systems throughout the United States.



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     PRINCIPLES OF CONSOLIDATION:

     The consolidated financial statements of Dataserv, Inc. include the accounts of the Company and its wholly owned subsidiaries. Significant intercompany accounts and transactions have been eliminated.

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Inventories and repairable maintenance parts are subject to technological life cycle changes which could impact inventory prices and/or the estimated useful life of repairable maintenance parts. Provisions are applied against inventories and repairable maintenance parts to reduce the recorded amount of excess or obsolete items to their net realizable value.

     INVENTORIES:

     Inventories consist of replacement parts used in the maintenance and repair of computer equipment or systems and are stated at the lower of cost (average cost method) or net realizable value.

     PROPERTY AND EQUIPMENT:

     Property and equipment is recorded at cost. Depreciation and amortization is computed on a straight-line basis over estimated useful lives as follows:

            Buildings                             30 years
            Leasehold improvements                5-10 years
            Equipment                             5 years
            Repairable maintenance parts          5 years

DATASERV, INC.
(A WHOLLY OWNED SUBSIDIARY OF BBS HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(dollars in thousands)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     PROPERTY AND EQUIPMENT, CONTINUED:

     Expenses for refurbishing repairable parts used in the maintenance business are charged to operations as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in current operations.

     DEFERRED SOFTWARE COSTS:

     In accordance with accounting policies established by BellSouth, the Company defers certain costs associated with externally developed or purchased software. Upon completion and final implementation of such software, such amounts are expensed immediately. Amounts deferred during the development and/or implementation phases are as part of other current assets.

     As of December 31, 1995, the Company had approximately $1,200 of such costs included in other current assets which will be expensed in 1996.

     INCOME TAXES:

     For Federal income tax purposes, the results of the Company's operations are included in BellSouth Corporation's consolidated tax return. In accordance with the BellSouth Consolidated Federal Income Tax Allocation Policy, the Company is generally allocated Federal income tax or benefit to the extent it contributes taxable income or loss to the consolidated group. Alternative Minimum Tax (AMT) is computed and recognized on a separate company basis and may consequently reduce the amount of tax benefit or increase income taxes payable. The Company files separate state tax returns in the jurisdictions in which it conducts business. Income taxes paid as disclosed on the statement of cash flows reflects amounts that were paid in accordance with the Company's tax-sharing agreement.



3.   DISCONTINUED OPERATIONS:

     In December 1993, the Company's parent adopted a plan to dispose of its Retail Application Division (RAD). In July 1995, the Company reached final agreements to sell this division in two separate pieces to two different parties. Terms of these agreements called for the Company to receive in 1995 and 1996, $3,700 in cash. In addition, during 1995, the Company incurred and paid approximately $2,100 of transaction related costs.

DATASERV, INC.
(A WHOLLY OWNED SUBSIDIARY OF BBS HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(dollars in thousands)


3.   DISCONTINUED OPERATIONS, CONTINUED:

     At December 31, 1995, the Company has recorded as part of other current assets a receivable of $500 related to a payment received in January 1996. Remaining payments of $1,061 due in 1996 will be recognized by the Company upon receipt. In addition, under the terms of one of the agreements the Company has the right to receive royalty payments in connection with the purchaser attaining certain revenue levels over a period of three years from the agreement date. No such royalties were recognized in 1995. All other amounts related to discontinued operations have been reflected in the adjustment related to the disposal of RAD as presented on the Company's consolidated statement of operations.

     Revenues and operating losses related to discontinued operations in 1995 and 1994 were as follows:

                                                 1995         1994
            Revenues                           $ 1,361      $11,535
                                               =======      =======

            Operating losses                   $ 2,849      $   692
                                               =======      =======

     The following summarizes the net assets and liabilities of discontinued operations at December 31, 1994, as reflected in the consolidated balance sheets:

       Accounts receivable, net                                     $ 1,329
       Inventories, net                                                 271
       Property and equipment, net                                      422
       Other assets and (liabilities), net                           (1,209)
       Provision for loss on disposal                                (9,372)
                                                                    -------

         Net assets and liabilities of discontinued operations      $(8,559)
                                                                    =======


4.   RELATED PARTY TRANSACTIONS:

     The Company has a revolving credit line agreement with its Parent in the form of unsecured notes, due upon demand, bearing interest at a rate approximating the Parent's commercial paper rate. The line does not have an established limit. The interest rate at December 31, 1995 and 1994 was 5.03% and 5.75%, respectively. Interest expense relating to the line amounted to $970 and $570, for the years ended December 31, 1995 and 1994, respectively. Outstanding borrowings under the line were $16,850 and $17,000 at December 31, 1995 and 1994, respectively.

DATASERV, INC.
(A WHOLLY OWNED SUBSIDIARY OF BBS HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(dollars in thousands)


4.   RELATED PARTY TRANSACTIONS, CONTINUED:

     Refundable income taxes of $1,338 and $395 as of December 31, 1995 and 1994, respectively, are included in amounts due to parent in accordance with the Company's tax-sharing agreement.

     Selling, general and administrative expenses of $1,526 and $1,493 in 1995 and 1994, respectively, have been recognized by the Company in connection with services performed by various BellSouth Subsidiaries.



5.   INCOME TAXES:

     The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes." The Statement requires that deferred income taxes reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts. In addition, this accounting standard requires the recognition of future tax benefits, such as net operating loss carryforwards, to the extent that realization of such benefits is more likely than not.

     The components of income tax expense from continuing operations are as follows:

                                           Current     Deferred      Total
       Year ended December 31, 1995:
         Federal                           $ 1,979     $    308     $ 2,287
         State                                 476           75         551
                                           -------     --------     -------

           Total                           $ 2,455     $    383     $ 2,838
                                           =======     ========     =======

       Year ended December 31, 1994:
         Federal                           $ 2,860     $    301     $ 3,161
         State                                 662           70         732
                                           -------     --------     -------

           Total                           $ 3,522     $    371     $ 3,893
                                           =======     ========     =======

DATASERV, INC.
(A WHOLLY OWNED SUBSIDIARY OF BBS HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(dollars in thousands)


5.   INCOME TAXES, CONTINUED:

     The differences between the Company's effective tax rate and the Federal statutory tax rate on continuing operations are explained below:

                                                                1995      1994
      Federal statutory tax rate                                35.0%     35.0%
      State income taxes, net of Federal income tax benefit      5.4       4.6
      Other (primarily nondeductible expenses)                   2.6       2.1
                                                                ----      ----

      Effective tax rate                                        43.0%     41.7%
                                                                ====      ====

The components of deferred tax assets and liabilities are as follows:

                                                        1995                           1994
                                               ------------------------       ---------------------
                                               ASSETS       LIABILITIES       ASSETS    LIABILITIES
  Inventory capitalization                     $  903        $    --          $  970     $    --
  Nondeductible reserves                        3,315             --           2,320          --
  Depreciation and amortization                    --          2,514              --       1,593
  Vacation costs                                  570             --             505          --
  Discontinued operations, net                     --            242           4,185          --
  Other, net                                       --            403              52          --
                                               ------        -------          ------     -------

                                               $4,788        $ 3,159          $8,032     $ 1,593
                                               ======        =======          ======     =======

6.   BENEFIT PLAN:

     The Company has a defined contribution savings plan for its employees who have completed a qualified period of employment. The plan provides for participant and employer matching contributions. The plan was amended October 1, 1995 and the plan assets were transferred to a new plan trustee. Under the amended plan, the Company will match 50% of participant contributions up to a maximum amount of $1. The Company may also make discretionary contributions as determined by senior management. The cost of the plan to the Company related to matching and discretionary contributions approximated $733 and $311 for the years ended December 31, 1995 and 1994, respectively.

DATASERV, INC.
(A WHOLLY OWNED SUBSIDIARY OF BBS HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(dollars in thousands)


7.   COMMITMENTS AND CONTINGENT LIABILITIES:

     The Company is party to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, all such matters are without merit or are adequately covered by insurance, or if not so covered, are of such kind or involve such amounts that unfavorable disposition would not have a material effect on the results of operations or financial position of the Company.

     The Company's headquarters, certain warehouse and ancillary office space, and certain equipment, are currently rented under lease agreements which are classified as operating leases for financial statement purposes. These leases expire at various times through the year 2000. The following is a schedule of future minimum rental payments required under leases that have an initial or remaining noncancellable term of over one year at December 31, 1995:

      Year Ending December 31

              1996                                           $ 1,611
              1997                                               597
              1998                                               590
              1999                                               590
              2000                                               538
           Thereafter                                             63
                                                             -------
                                                             $ 3,989
                                                             =======

     Rent expense related to continuing operations was $1,606 and $1,498 for the years ended December 31, 1995 and 1994, respectively.

     As further discussed in Note 10, the Company, in 1996, intends to enter into a sale/leaseback transaction on its existing facility in Chanhassen, MN. In connection with this transaction the Company will not renew its existing operating lease on its corporate headquarters when such lease expires in July 1996.



8.   MAJOR CUSTOMERS AND CONCENTRATIONS OF CREDIT RISK:

     Gross sales to customers exceeding 10% of total sales for the years ended December 31, 1995 and 1994 were as follows:

                                         DECEMBER 31, 1995   DECEMBER 31, 1994

       Customer A                                28%                31%
       Customer B                                14%                11%
       Customer C                                14%                11%
       Customer D                                                   11%

DATASERV, INC.
(A WHOLLY OWNED SUBSIDIARY OF BBS HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(dollars in thousands)


8.   MAJOR CUSTOMERS AND CONCENTRATIONS OF CREDIT RISK, CONTINUED:

     Financial instruments which subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Accounts receivable are primarily from retail and insurance industry customers located throughout the United States. Payment of these receivables is in part dependent upon the economic conditions affecting the retail and insurance industries. The Company evaluates each customer's credit worthiness on a case-by-case basis. The Company requires no collateral from its customers. Certain maintenance contracts, however, are maintained on a prepaid basis.



9.   ADDITIONAL FINANCIAL INFORMATION:

     The following sets forth the components of certain balance sheet amounts at December 31:

                                                             1995        1994
      Accounts receivable, net:
        Trade accounts                                     $  9,676   $  16,055
        Other                                                    --          67
        Less allowance for uncollectibles                      (563)       (540)
                                                           --------   ---------

                                                           $  9,113   $  15,582
                                                           ========   =========

      Property and equipment, net:
        Land and building                                  $  7,209   $   7,134
        Leasehold improvements                                1,703       4,152
        Equipment                                            13,513      21,756
        Recyclable maintenance parts and machines            36,970      36,134
                                                           --------   ---------

                                                             59,395      69,176
        Less accumulated depreciation and amortization      (25,470)    (36,773)
                                                           --------   ---------

                                                           $ 33,925   $  32,403
                                                           ========   =========

Cash overdrafts of $1,588 at December 31, 1994 have been included in accounts payable in the accompanying consolidated balance sheet.

DATASERV, INC.
(A WHOLLY OWNED SUBSIDIARY OF BBS HOLDINGS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(dollars in thousands)


10.  SUBSEQUENT EVENTS:

     In December 1995, BellSouth signed a letter of intent with an unrelated party to sell all of the assets of the Company. Terms of the agreement have not yet been finalized.

     As part of the above transaction, the Company also intends to enter into a sale/leaseback arrangement with another unrelated party. The Company will sell its land and building located in Chanhassen, MN and subsequently lease these premises back from that party under a long-term lease agreement. This transaction is anticipated to be finalized concurrently with the transaction discussed above.

                          PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS


The following Pro Forma Combined Condensed Balance Sheet as of December 31, 1995 and the Pro Forma Combined Condensed Statements of Operations for the six months ended December 31, 1995 and the year ended June 30, 1995 give effect to the acquisition by Wang Laboratories, Inc. (the "Company") of all of the outstanding shares of Dataserv Computer Maintenance, Inc. ("Dataserv") as if the acquisition had occurred on December 31, 1995 for purposes of the balance sheet and at July 1, 1994 for purposes of the statements of operations. The pro forma information is based on the historical financial statements of the Company and Dataserv, giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial information.

The pro forma information does not purport to be indicative of the financial position or results of operations that would have been attained had the combination been in effect on the dates indicated nor of future results of operations of the Company. The pro forma combined condensed financial statements should be read in conjunction with the separate audited financial statements and notes thereto of Wang Laboratories, Inc. included in its Form 10-K for the year ended June 30, 1995 and the audited financial statements and notes thereto of Dataserv, Inc. contained elsewhere herein. Dataserv, Inc. is a wholly owned subsidiary of BBS Holdings, Inc., which is ultimately a subsidiary of BellSouth Corporation. Dataserv is a wholly owned subsidiary of Dataserv, Inc.

                              PRO FORMA COMBINED CONDENSED BALANCE SHEET (1)

                                            DECEMBER 31, 1995
                                                (Unaudited)
                                          (Dollars in millions)

                                             Historical      Historical       Pro Forma       Pro Forma
                                                Wang          Dataserv       Adjustments(2)   Combined
                                             ----------      ----------      --------------   --------
Assets
Current assets
  Cash and equivalents                         $130.0           $ 1.1            $(28.5)        $102.6
  Accounts receivable, net                      230.4             9.1                --          239.5
  Inventories                                    26.0            10.1             (10.1)          26.0
  Other current assets                           38.0             6.8              (6.5)          38.3
                                               ------           -----            ------         ------

         Total current assets                   424.4            27.1             (45.1)         406.4

Depreciable assets, net                         122.2            33.9              (2.2)         153.9
Other                                            26.8              --                --           26.8
Intangible assets, net                          268.4              --                --          268.4
                                               ------           -----            ------         ------

         Total assets                          $841.8           $61.0            $(47.3)        $855.5
                                               ======           =====            ======         ======

Liabilities and stockholders' equity
Current liabilities
  Borrowings due within one year               $  2.9           $15.5            $(15.5)        $  2.9
  Accounts payable, accrued
    expenses and other                          289.6             9.8               3.4          302.8
  Deferred service revenue                       82.2             0.5                --           82.7
                                               ------           -----            ------         ------

         Total current liabilities              374.7            25.8             (12.1)         388.4

Long-term liabilities                           118.2             4.2              (4.2)         118.2

Redeemable preferred stock                      148.3              --                --          148.3

Stockholders' equity                            200.6            31.0             (31.0)         200.6
                                               ------           -----            ------         ------

Total liabilities and stockholders'
  equity                                       $841.8           $61.0            $(47.3)        $855.5
                                               ======           =====            ======         ======


         See Notes to Pro Forma Combined Condensed Financial Statements

                           PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (1)
                                 FOR THE SIX MONTHS ENDED DECEMBER 31, 1995
                                              (Unaudited)
                                (Dollars in millions, except per share data)


                                            Historical        Historical         Pro Forma            Pro Forma
                                               Wang            Dataserv         Adjustments           Combined
                                            ----------        ----------        -----------           ---------

Net Revenue                                   $556.7            $60.2 (3)        $(1.1)(4)             $615.8

Costs and Expenses
  Cost of revenues                             373.6             44.3             (1.0)(4)              416.9
  Research and development                      18.3               --               --                   18.3
  Selling, general and administrative          126.5             14.8             (0.7)(4)(5)(6)(7)     140.6
  Acquisition-related charges                   27.2               --               --                   27.2
  Amortization of intangibles                   21.4               --               --                   21.4
                                              ------            -----            -----                 ------
         Total costs and expenses              567.0             59.1             (1.7)                 624.4
                                              ------            -----            -----                 ------

Operating income (loss)                        (10.3)             1.1              0.6                   (8.6)

Other (income) expense                          (3.7)             0.5              0.3 (8)(9)            (2.9)
                                              ------            -----            -----                 ------

Income (loss) from continuing
  operations before income taxes                (6.6)             0.6              0.3                   (5.7)
Provision (benefit) for income taxes             7.2              0.3             (0.3)(10)               7.2
                                              ------            -----            -----                 ------

Income (loss) from continuing
  operations                                   (13.8)             0.3              0.6                  (12.9)
Discontinued operations                           --              3.9             (3.9)(11)                --
                                              ------            -----            -----                 ------

Net income (loss)                              (13.8)             4.2             (3.3)                 (12.9)
Accretion and dividends on preferred
  stock                                         (6.8)              --               --                   (6.8)
                                              ------            -----            -----                 ------
Net income (loss) applicable to
  common stockholders                         $(20.6)           $ 4.2            $(3.3)                $(19.7)
                                              ======            =====            =====                 ======

Weighted average shares outstanding             35.8                                                     35.8

Net loss per share                            $(0.58)                                                  $(0.55)
                                              ======                                                   ======


         See Notes to Pro Forma Combined Condensed Financial Statements



                          PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (1)
                                     FOR THE YEAR ENDED JUNE 30, 1995
                                             (Unaudited)
                               (Dollars in millions, except per share data)


                                            Historical        Historical       Pro Forma             Pro Forma
                                               Wang            Dataserv       Adjustments            Combined
                                            ----------        ----------      -----------            ---------

Net Revenue                                 $  947.2          $131.3 (3)        $(6.9)(4)            $1,071.6

Costs and expenses
  Cost of revenues                             656.2            94.6             (6.4)(4)               744.4
  Research and development                      31.5              --               --                    31.5
  Selling, general and administrative          230.0            24.5             (2.0)(4)(5)(6)(7)      252.5
  Acquisition-related charges                   64.2              --               --                    64.2
  Amortization of intangibles                   32.0              --               --                    32.0
                                            --------          ------            -----                --------
         Total costs and expenses            1,013.9           119.1             (8.4)                1,124.6
                                            --------          ------            -----                --------

Operating income (loss)                        (66.7)           12.2              1.5                   (53.0)

Other (income) expense                          (9.0)            0.8              0.7 (8)(9)             (7.5)
                                            --------          ------            -----                --------

Income (loss) from continuing
  operations before income taxes               (57.7)           11.4              0.8                   (45.5)
Provision (benefit) for income taxes             3.6             4.8             (4.8)(10)                3.6
                                            --------          ------            -----                --------

Income (loss) from continuing
  operations                                   (61.3)            6.6              5.6                   (49.1)
Discontinued operations                           --              --               --                      --
                                            --------          ------            -----                --------

Net income (loss)                              (61.3)            6.6              5.6                   (49.1)
Accretion and dividends on preferred
  stock                                         (8.7)             --               --                    (8.7)
                                            --------         -------            -----                --------
Net income (loss) applicable to
  common stockholders                       $  (70.0)        $   6.6            $ 5.6                $  (57.8)
                                            ========         =======            =====                ========

Weighted average shares outstanding             34.2                                                     34.2

Net loss per share                          $  (2.04)                                                $  (1.69)
                                            ========                                                 ========


         See Notes to Pro Forma Combined Condensed Financial Statements

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


(1) On May 3, 1996 ("Closing Date") Wang Laboratories, Inc. (the "Company") completed the acquisition pursuant to the Stock Purchase Agreement among the Company, Dataserv Inc. and Dataserv Computer Maintenance, Inc. ("Dataserv") dated as of April 9, 1996 of all the outstanding shares of Dataserv. In consideration for the shares of Dataserv the Company paid $28.5 million in cash, subject to completion of an audit of the initial closing statement, as defined in the Stock Purchase Agreement. Dataserv provides customers with computer maintenance and support services for industry-standard servers, desktop products, point-of-sale retail scanners and registers, as well as application helpdesk and network integration services. The Pro Forma Combined Condensed Balance Sheet has been prepared based on the Company's and Dataserv's respective December 31, 1995 audited consolidated balance sheets. The Company has a fiscal year end of June 30 while Dataserv has a fiscal year end of December 31. Therefore, the pro forma statement of operations for the six months ended December 31, 1995, includes the Company's historical results for the six months ended December 31, 1995, and the Dataserv results for the fiscal year ended December 31, 1995 less the results for the six months ended June 30, 1995. The pro forma statement of operations for the year ended June 30, 1995 includes the Company's historical results for the year ended June 30, 1995 and the Dataserv results for the six months ended December 31, 1994 and for the six months ended June 30, 1995.

(2) To adjust the historical balance sheet of Dataserv to equal the assets acquired and the liabilities assumed. The following purchase price and purchase accounting adjustments were made to the historical balance sheet:

     - Pro forma consideration of $28.5 million in cash paid for Dataserv. The determination of the final purchase price is dependent on the net working capital of Dataserv at the Closing Date, which may be affected by post-closing adjustments.

     - Reclassification of inventories to depreciable assets of $10.1 million to conform with the Company's financial statement classifications.

     - Elimination of certain other current assets, principally deferred income taxes of $4.8 million.

     - Reduction to depreciable assets of $8.1 million for land and buildings not acquired, the reclassification of depreciable assets from inventories of $10.1 million and the allocation of negative goodwill of $4.2 million.

     - Elimination of amounts due to Dataserv's parent not assumed by the Company of $15.5 million.

     -    Accrual of transaction and integration costs totalling $3.4 million.

     - Eliminate certain long-term liabilities not assumed by the Company of $4.2 million, principally deferred income taxes.

     - Preliminary allocation of the purchase price and the elimination of $31.0 million representing the historical stockholder's equity of Dataserv. The allocation of the purchase price to assets acquired and liabilities assumed is subject to appraisals and evaluations of the fair value of Dataserv's assets and liabilities as well as post-closing adjustments.

(3) Revenues of $7.8 million and $15.1 million included in the Dataserv historical Statement of Operations for the six months ended December 31, 1995 and the year ended June 30, 1995, respectively, represent sales to a customer that terminated its relationship with Dataserv in early 1996. The pro forma Statements of Operations have not been adjusted for the impact of this terminated customer.

(4) To eliminate the impact of the parts sales portion of the Dataserv business which the Company has elected not to continue.

(5) To eliminate compensation expense of $0.1 million for both the six months ended December 31, 1995 and the year ended June 30, 1995, recognized by Dataserv for liabilities that were not assumed by the Company.

Notes to Pro Forma Combined Condensed Financial Statements (Unaudited) -
Continued


(6) To eliminate depreciation expense recognized by Dataserv for the building not acquired by the Company and to reflect the impact of rent expense.

(7) To reflect the reduction in depreciation expense of $0.4 million and $0.8 million for the six months ended December 31, 1995 and the year ended June 30, 1995, resulting from the allocation of the purchase price to Dataserv's historical balance sheet.

(8) To reflect the reduction of interest income on $28.5 million of cash used to finance the acquisition at an assumed rate of interest of 5.7% and 5.3% for the six months ended December 31, 1995 and the year ended June 30, 1995, respectively.

(9) To eliminate interest expense of $0.5 million and $0.8 million for the six months ended December 31, 1995 and the year ended June 30, 1995, respectively, recognized by Dataserv for debt that was not assumed by the Company.

(10) To eliminate the Dataserv tax provision due to the availability of the Company's current year loss to offset income of Dataserv as if Dataserv were included in the Company's U.S. consolidated tax return for the respective periods.

(11) To eliminate the adjustment related to the disposal of the discontinued operations not acquired by the Company.